UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2004

MINN-DAK FARMERS COOPERATIVE
(Exact name of Registrant as specified in its charter)

North Dakota	33-94644	23-7222188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7525 Red River Road
Wahpeton, North Dakota	58075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 642-8411

ITEM 1.   Not Applicable

ITEM 2.   Not Applicable.

ITEM 3.   Not Applicable.

ITEM 4.   Not Applicable.

ITEM 5.   OTHER EVENTS.

Minn-Dak Farmers Cooperative has announced that the board of directors, following the review and approval of the updated 2003-crop business plan, has determined that the beet payment estimate for the 2003 crop will be increased from $40.83 per ton to $43.00 per ton. This increase was primarily due to improved revenues over the original 2003 crop business plan, which resulted from an overall increase in both prices and volume.

ITEM 6.   Not Applicable.

ITEM 7.   Not Applicable.

ITEM 8.   Not Applicable.

ITEM 9.   Not Applicable.

ITEM 10.   Not Applicable.

ITEM 11.   Not Applicable.

ITEM 12.   Not Applicable.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINN-DAK FARMERS COOPERATIVE

Dated: June 22, 2004	By /s/ David H. Roche David H. Roche President and Chief Executive Officer